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                                                                   EXHIBIT 22(A)

               SUBSIDIARIES OF THE REGISTRANT AS OF MAY 29, 1994

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                                                               JURISDICTION IN
                                                               WHICH ORGANIZED
                                                             -------------------
Bell Dairy Products, Inc.................................... Texas
Birds Eye de Mexico, S.A. de C.V............................ Mexico
Bowman Dairy Company, Inc................................... Delaware
Cream o'Weber Dairy, Inc.................................... Utah
Creamland Dairies, Inc...................................... New Mexico
Dean Dairy Products Company................................. Pennsylvania
Dean Foods Vegetable Company................................ Wisconsin
Dean Milk Company, Inc...................................... Kentucky
DFC Transportation Company.................................. Delaware
E.B.I. Foods, Ltd........................................... United Kingdom
Elgin Blenders, Inc......................................... Illinois
Gandy's Dairies, Inc........................................ Texas
Green Bay Food Company...................................... Wisconsin
Liberty Dairy Company....................................... Michigan
LongLife Dairy Products Company, Inc........................ Florida
McArthur Dairy, Inc......................................... Florida
Mayfield Dairy Farms, Inc................................... Tennessee
Meadow Brook Dairy Company.................................. New York
Ready Foods Products, Inc................................... Pennsylvania
Reiter Dairy, Inc........................................... Ohio
Ryan Milk Company, Inc...................................... Kentucky
St. Thomas Dairies, Inc..................................... U.S. Virgin Islands
T.G. Lee Foods, Inc......................................... Florida
Verifine Dairy Products Corporation......................... Wisconsin
W.B. Roddenbery Co., Inc.................................... Georgia
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  The names of all other subsidiaries have been omitted from the above list because, when considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.